EXHIBIT 99

Positioned for Growth An Overview of LaBarge, Inc. May 2005

Statements contained in this presentation relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward- looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward- looking statements or to publicly announce any revisions thereto to reflect future events or developments. Information in this presentation is as of May 4, 2005.

Recent Highlights Net sales at record levels Up 28% in last fiscal year Up 51% YTD* Net earnings at record levels Up 205% in last fiscal year Up 84% YTD* YTD* internal growth = 19% in sales; 45% in net earnings** Strong performing market sectors Healthy balance sheet Excellent outlook Excellent share price appreciation * Fiscal 2005 first nine months, ended April 3, 2005. ** On a pro forma basis.

Electronics Manufacturing Services Contract design and manufacturing services for sophisticated, high- reliability electronics to customers in a wide variety of technology- driven markets

Electronics Manufacturing Services $120 billion worldwide market* Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Outlook for EMS industry is positive Increasing long-term trend toward outsourcing Forecasted CAGR of 13.4%* * Source: The Manufacturing Market Insider; January 2005

LaBarge's Place in the EMS Industry LaBarge's niche: Low to medium volume High complexity/High reliability Typically, customers are large, technology-driven companies Seeking to outsource turnkey electronic assemblies Focused on own core capabilities, boosting efficiencies

Focused Business Strategy Outsourcing partner to OEMs Diversified markets Broad-based manufacturing capabilities Expanded system integration capabilities Value-added services Flexibility

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Printed circuit card assemblies card assemblies card assemblies Interconnect systems

Competitive Advantage - Full-Service Provider Extensive package of manufacturing services Program management Design for manufacturability and testability Product redesign for cost reduction Product design partners Experienced outsourcing partner

Sales and Marketing Strategy Target select customers Partner with our customers Serve diverse markets Provides balance Helps insulate the company from downturns Commercial business from Pinnacle acquisition complements LaBarge's military and government contracting presence

Strong Customer Relationships Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Instrumentation Factory automation Defense and commercial aerospace Aircraft engines, medical and transportation systems Defense Mining equipment Defense

DIVERSE MARKETS - NET SALES BY MARKET Defense Aerospace Government Systems Industrial Natural Resources Medical Other 0.45 0.06 0.04 0.19 0.19 0.02 0.05 Net sales for the fiscal 2005 first nine months, ended April 3, 2005.

Industrial Glass container fabrication equipment Scientific instrumentation Semiconductor manufacturing equipment Natural Resources Oil field services equipment Mining applications Mining applications Mining applications Mining applications Government Systems Postal automation equipment Airport security systems Homeland security applications applications applications applications applications Radar systems Aircraft applications Shipboard systems Defense LaBARGE-BUILT EQUIPMENT MUST PERFORM IN DEMANDING ENVIRONMENTS

Disciplined Growth Strategy Internal growth Winning more and larger opportunities from targeted customers Acquisition Accomplished successful acquisition of Pinnacle Electronics in February 2004 Looking for additional candidates that: Are compatible with our core electronics manufacturing business Bring new or expanded customer relationships and capabilities Are accretive to our EPS Add value for our shareholders

BACKLOG (dollars in millions) Backlog at April 3, 2005 = $152.5 million

NET SALES (dollars in millions) 2001 2002 2003 2004 2005 E 116.7 117.2 102.9 131.5 181 Fiscal 2005 first-nine-month net sales = $137.2 million

DILUTED NET EARNINGS PER SHARE 2001 2002 2003 2004 2005 E 0.26 0.26 0.15 0.44 0.67 Fiscal 2005 first-nine-month net earnings = $.51 per diluted share

GROSS MARGIN (as a percentage of sales) 2001 2002 2003 2004 0.208 0.195 0.203 0.231 Fiscal 2005 first-nine-month gross margin = 22.4%

Healthy Financial Condition Debt to EBITDA (LTM) = 1.5 Debt to total capitalization = 39% EBITDA interest coverage (LTM) = 12x All figures on this slide are as of April 3, 2005.

Outlook Positive prospects for EMS market LaBarge is well positioned as a niche player Solid backlog Expect outstanding year-over-year growth in fiscal 2005 Full-year sales of $181 million to $183 million Full-year EPS of approximately $0.67 per diluted share Expect to set new sales and earnings records in fiscal 2006